eAUTOCLAIMS.COM
                    AGREEMENT WITH CERTAIN SECURITIES HOLDERS


         This Agreement With Certain Securities Holders (this "Agreement") is made effective as of May 31, 2000 (the "Effective Date"), by and among eAutoclaims.com, Inc. (the "Company"), CALP II Limited Partnership (CALP), Fetu Holdings Ltd. ("Fetu"), TK Holdings Ltd. ("TKH"), VC Advantage Limited
Partnership ("VC Advantage"), VMH International Ltd. ("VMH"), Gregg Badger ("Badger") and Thomson Kernaghan & Co. Limited ("TK"). CALP, Fetu, TKH VC Advantage VMH, Badger and TK are referred to individually as a "Securities Holder" and collectively as the "Securities Holders."

                                    Recitals

         This Agreement is made with reference to the following facts and circumstances:

         (a) Each of the Securities Holders owns shares of the Company's common stock, par value $.001 per share ("Common Stock").

         (b) Certain of the Securities Holders also own securities issued by the Company ("Other Securities") that are convertible into, or exercisable or exchangeable for, shares of Common Stock.

         (c) On May 31, 2000, as the result of a merger, the Common Stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (f) Two executive officers of TK (including its Chairman) also are executive officers of the general partner of VC Advantage and, and of VMH, which is the general partner of CALP. An executive officer of TK my be deemed to have a beneficial interest in Fetu, and Badger is an officer and Director of TK. Accordingly, the Securities Holders may be considered a group which beneficially owns all of the shares of Common Stock beneficially owned by any of them.

         (g) At the time that the Company issued Common Stock and Other Securities to the Securities Holders, the Company and the Securities Holders intended and agreed that each Securities Holder was acquiring those securities as a passive investment only, and that the Securities Holders, individually and collectively, were not acquiring those securities for the purpose or with the intent of having the power to control the Company, as the term "control" is defined under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (collectively, the "Rules") of the Securities and Exchange Commission (the "SEC"), or to obtain Company information by reason of their ownership of those securities. Accordingly, the Company and the Securities Holders agreed that none of the Securities Holders would have the ability to acquire an amount of Common Stock pursuant to Other Securities that would cause the Securities Holders, considered as a group, to be deemed to beneficially own (as defined in Rule 13d-3 under the Exchange Act) 9.99% or more of the Common Stock outstanding from time to time.

         In order to further evidence and document their purposes and intent set forth in the foregoing recitals, the parties have agreed as follows:

1.  Restrictions on Right and Power to Acquire Common Stock.

         1.1. Any provision in any of the Other Securities or any other document to the contrary notwithstanding, no Securities Holder shall have the right or power, directly or indirectly, either alone or in concert with others, to (i) convert any of the Other Securities into Common Stock, or (ii) exercise or exchange any of the Other Securities for Common Stock, or (iii) exercise any other right or power to acquire Common Stock, and any attempt to exercise any of the foregoing rights or powers shall be null and void, if, after having given effect to the exercise of that right or power, the Securities Holders, considered as a group, shall be or shall be deemed to beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than 9.99% of the then outstanding Common Stock.

         1.2. To the extent the limitation contained in Section 1.1 applies, the determination of whether any of the Other Securities are convertible, exercisable or exchangeable for Common Stock, respectively (in relation to other securities owned by a Securities Holder), and of which portion of such securities are convertible, exercisable or exchangeable for Common Stock, shall be in the sole discretion of the Securities Holder, and the submission of a notice or request to convert, exercise or exchange any Other Securities for Common Stock shall be deemed to be such Securities Holder's determination of whether such securities are convertible or exercisable (in relation to other securities owned by a Securities Holder) and of which portion of such securities are convertible or exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Securities Holders to convert, exercise or exchange any Other Securities for Common Stock at such time as such conversion, exercise or exchange will not violate the provisions of Section 1.1.

2. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without reference to its principles of conflicts of laws.

3. Amendments. Any amendments to this Agreement must be made in writing and duly executed by an authorized representative of each of the parties.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one instrument.

         Each party has caused this Agreement to be duly executed on its behalf as of the date first written above.


eAutoclaims.com, Inc.                       CALP II Limited Partnership
                                            VMH Investment Management Ltd., its
                                            General Partner

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By: Eric W.J. Seidel, President


Fetu Holdings Ltd.                          VC Advantage Limited Partnership
                                            By VC Advantage Limited, General
                                            Partner

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By                                          By

VMH International Ltd.

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By                                                  Greg Badger




Thomson Kernaghan & Co. Limited


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By